UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2017

NUTRACEUTICAL INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23731 (Commission File Number)	87-0515089 (IRS Employer Identification No.)

1400 Kearns Boulevard, 2nd Floor Park City, Utah (Address of principal executive offices)	84060 (Zip Code)

Registrant’s telephone number, including area code: (435) 655-6106

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the merger contemplated by that certain Agreement and Plan of Merger, dated as of May 21, 2017 (the “Merger Agreement”), by and among Nutraceutical International Corporation, a Delaware corporation (the “Company”), Nutrition Parent, LLC, a Delaware limited liability company (“Parent”), and Nutrition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, the merger of Merger Sub with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of Parent (the “Merger”), became effective on August 23, 2017 (the “Effective Time”).

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company’s entry into (i) that certain First Lien Credit Agreement, dated as of August 23, 2017, with Parent, Merger Sub, certain domestic subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Antares Capital LP, as administrative agent and collateral agent (the “First Lien Credit Agreement”), and (ii) that certain Second Lien Credit Agreement, dated as of August 23, 2017, with Parent, Merger Sub, certain domestic subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and The Northwestern Mutual Life Insurance Company, as administrative agent and collateral agent (the “Second Lien Credit Agreement”), and upon the consummation of the Merger, that certain Amended and Restated Credit Agreement, dated as of December 15, 2010 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of April 1, 2013, and that certain Second Amendment Agreement dated as of November 4, 2014), among the Company, Nutraceutical Corporation, a Delaware corporation, the various financial institutions party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent, was terminated, and all obligations and indebtedness outstanding thereunder (other than unasserted contingent obligations) were paid off and extinguished.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 23, 2017, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company as the surviving entity in the Merger. Under the terms and subject to the conditions of the Merger Agreement, at the Effective Time, holders of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time, became entitled to receive $41.80 per share, without interest thereon (the “Per Share Price”) (other than certain excepted shares as described in the Merger Agreement).  Each Company performance stock unit (“Company PSU”) that was outstanding as of immediately prior to the Effective Time was canceled and automatically converted into the right to receive an amount in cash, without interest, equal in value to the Per Share Price multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU (assuming a maximum level of performance achievable under the terms of the Company PSUs), payable in installments as described in the Merger Agreement.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

As a result of the Merger, the Company no longer fulfills the listing requirements of The NASDAQ Stock Market LLC (the “NASDAQ”). On August 23, 2017, the Company notified the NASDAQ that the Merger had become effective and requested that the NASDAQ (i) suspend trading of the Company Common Stock on the NASDAQ before the opening of trading on August 23, 2017 and (ii) file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to delist the Company Common Stock from the NASDAQ and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 23, 2017, the NASDAQ filed the Form 25 with the SEC.

Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 under the Exchange Act requesting the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in Item 2.01 above and Item 5.03 below is incorporated herein by reference into this Item 3.03.

As a result of the Merger, as of the Effective Time, each holder of a certificate formerly representing any shares of Company Common Stock or of book-entry shares of Company Common Stock no longer has any rights with respect to the shares, except for the right to receive the Merger Consideration as set forth in the Merger Agreement.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 3.01 above is incorporated herein by reference into this Item 5.01.

As a result of the Merger, the Company became a wholly owned subsidiary of Parent. The aggregate consideration paid by Parent in connection with the Merger in respect of the Company Common Stock was approximately $386.5 million, without giving effect to related transaction fees and expenses and the repayment of indebtedness. Parent funded the Merger with a combination of equity and debt financing, consisting of the following: (i) pursuant to the First Lien Credit Agreement, a $230,000,000 senior secured term facility and a $20,000,000 senior secured revolving facility, and (ii) pursuant to the Second Lien Credit Agreement, a $95,000,000 senior secured term facility.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 above is incorporated herein by reference into this Item 5.02.

At the Effective Time, each of Frank W. Gay II and Jeffrey A. Hinrichs retired as directors and officers of the Company.

Effective upon completion of the Merger, the following persons, who were the directors of Merger Sub, became directors of the Company: Richard F. Lawson, Jr., J. Steven Young, Leslie M. Brown, Jr., Neil H. White and Steven A. Leistner. Kurt A. Krieger was also appointed as a director of the Company following the completion of the Merger.

Effective upon completion of the Merger, the following persons, who were the officers of Merger Sub, became officers of the Company: Richard F. Lawson, Jr., J. Leslie M. Brown, Jr., Neil H. White, Steven A. Leistner, and Kurt A. Krieger. Cory J. McQueen and Stanley E. Soper, who were officers of the Company immediately prior to the Merger, will continue to be officers of the Company. Additionally, Chad J. Clawson was appointed as Chief Executive Officer and Bill Conrad was appointed as Vice President of the Company following the completion of the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the organizational documents of the Company, except that all references in the certificate of incorporation of Merger Sub (i) to its name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Company as provided in the charter immediately prior to the Effective Time and (ii) naming the incorporator(s), the initial board of directors, or original subscribers for shares of Merger Sub shall be omitted.

The certificate of incorporation and the bylaws of the Company effective as of the Effective Time are filed as Exhibit 3.1 and Exhibit 3.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NUTRACEUTICAL INTERNATIONAL CORPORATION

	By:	/s/ Cory J. McQueen
Date: August 25, 2017		Name: Cory J. McQueen
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Amended & Restated Certificate of Incorporation of Nutraceutical International Corporation as of the Effective Time.

3.2	Amended and Restated By-laws of Nutraceutical International Corporation as of the Effective Time.